Exhibit 10.2

MONOGRAM BIOSCIENCES, INC.

as the Company

and

HIGHBRIDGE INTERNATIONAL LLC,

as the Buyer

REGISTRATION RIGHTS AGREEMENT

Dated as of January 11, 2007

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is entered into as of January 11, 2007, by and between Monogram Biosciences, Inc., a Delaware corporation (the “Company”), and Highbridge International LLC (the “Buyer”).

THE PARTIES TO THIS AGREEMENT enter into this agreement on the basis of the following facts, intentions and understanding:

A. The Company and the Buyer entered into that certain Securities Purchase Agreement of even date herewith (the “Securities Purchase Agreement”), and, upon the terms and subject to the conditions of the Securities Purchase Agreement, the Company has agreed to issue and sell to the Buyer Thirty Million United States Dollars ($30,000,000) principal amount of the Company’s 0% Convertible Senior Unsecured Notes due 2026 (such Convertible Senior Unsecured Notes, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Notes”), which shall be convertible into shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company (as converted, the “Conversion Shares”).

B. To induce the Buyer to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights to the Buyer under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are required by law or executive order to remain closed.

(b) “Commission” means the Securities and Exchange Commission.

(c) “Effective Date” means the date the Registration Statement has been declared effective by the Commission.

(d) “Investors” means the Buyer and any permitted transferees or assignees thereof to whom the Buyer assigns its rights under this Agreement and who agree to become bound by the provisions of this Agreement in accordance with Section 9 of this Agreement, and any subsequently permitted transferees or assignees thereof to whom a permitted transferee or assignee assigns its rights under this Agreement and who agree to become bound by the provisions of this Agreement in accordance with Section 9 of this Agreement.

(e) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and governmental or any department or agency thereof.

(f) “register,” “registered,” and “registration” means a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statements by the Commission.

(g) “Registrable Securities” means (i) the Notes, (ii) the Conversion Shares issued or issuable upon conversion of the Notes, (iii) all Additional Shares (as such term is defined in the Indenture) issued or issuable pursuant to the terms of the Indenture, (iv) any shares of capital stock issued or issuable with respect to the Conversion Shares and the Additional Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Notes , and (v) immediately following any merger, consolidation, sale of assets, sale or exchange of capital stock or other similar transaction involving the Company, any shares of capital stock of any entity issued in exchange for the securities referenced in the immediately preceding clauses (i), (ii), (iii) and (iv) as a result of such merger, consolidation, sale of assets, sale or exchange of capital stock or other similar transaction; provided, that any Registrable Securities that have been sold pursuant to a Registration Statement or Rule 144 promulgated under the Securities Act shall no longer be Registrable Securities.

(h) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act and, subject to Section 4(b), covering all of the Registrable Securities.

(i) “Required Holders” means the holders of at least a majority of the Registrable Securities.

(j) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

SECTION 2. Registration.

(a) Mandatory Registration. The Company shall use commercially reasonable efforts to prepare and, as soon as practicable but in no event later than 60 calendar days after the Closing Date (as that term is defined in the Securities Purchase Agreement) (the “Filing Deadline”), file with the Commission a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d) of this Agreement. The Registration Statement prepared pursuant hereto shall register the Registrable Securities for resale. The Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Selling

Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but not later than 120 calendar days after the Closing Date (the “Effectiveness Deadline”); provided, however, that if the Commission reviews the Registration Statement and provides comments thereon or on any document(s) incorporated by reference therein, and/or requires the Company to make modifications thereto or to any document(s) incorporated by reference therein, then the Effectiveness Deadline shall be extended to 180 calendar days after the Closing Date. In the event that, after the Closing Date and before the Registration Statement is declared effective, the offices of the Commission are closed due to acts of God, war or terror, the Effectiveness Deadline will be extended by a number of days equal to the days of any such closure. By 9:30 am on the Business Day following the Effective Date, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(b) Allocation of Registrable Securities. The initial number of Conversion Shares and Additional Shares included in any Registration Statement and each increase in the number of Conversion Shares and Additional Shares included therein shall be allocated pro rata among the Investors based on the number of Conversion Shares and Additional Shares (determined as if all of the Notes held by Investors then outstanding have been converted into Conversion Shares without regard to any limitations on conversion of the Notes and based on the maximum number of Additional Shares issuable pursuant to the terms of the Indenture) held by each Investor at the time the Registration Statement covering such initial number of Conversion Shares and Additional Shares or increase thereof is declared effective by the Commission. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement allocable to the transferor. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Investors holding at least 80% of the Conversion Shares and Additional Shares covered by the Registration Statement, determined as if all of the Notes held by Investors then outstanding have been converted into Conversion Shares without regard to any limitations on conversion of the Notes and based on the maximum number of Additional Shares issuable pursuant to the terms of the Indenture.

(c) Legal Counsel. Subject to Section 5 of this Agreement, the Required Holders shall have the right to select one legal counsel to review and comment upon any registration pursuant to this Agreement (the “Legal Counsel”), which shall be Schulte Roth & Zabel LLP or such other counsel as hereafter designated by the Required Holders. This Section 2(c) will not prohibit any other counsel to an Investor from reviewing and commenting on any registration filed pursuant to this Agreement at no cost to the Company.

(d) Ineligibility of Form S-3. If Form S-3 is not available for the registration of the resale of the Registrable Securities hereunder or the Company is not permitted by the Securities Act or the Commission to use Form S-3, then the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available; provided, however, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering all of the Registrable Securities has been declared effective by the Commission or, if earlier, until the end of the Registration Period (as defined in Section 3(a)).

(e) Sufficient Number of Shares Registered. In the event the number of Conversion Shares and the Additional Shares registered under a Registration Statement filed pursuant to Section 2(a) of this Agreement is insufficient to cover all of an Investor’s allocated portion of the Conversion Shares and the Additional Shares pursuant to Section 2(b) of this Agreement, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least one hundred percent (100%) of the sum of (i) the number of such Conversion Shares as of the trading day immediately preceding the date of the filing of such amendment and/or new Registration Statement and (ii) the maximum number of Additional Shares issuable pursuant to the terms of the Indenture, in each case, as soon as practicable, but in no event later than fifteen (15) days after the necessity therefor arises. The Company shall use its commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. The calculation of the number of shares sufficient to cover all of the Conversion Shares shall be made without regard to any limitations on the conversion of the Notes, and such calculation shall assume that all of the Notes are then convertible into shares of Common Stock at the then prevailing Conversion Price (as defined in the Notes). Notwithstanding anything herein to the contrary, if the amendment to the Registration Statement or new Registration Statement required by this Section 2(e) relates to a number of Conversion Shares and Additional Shares equal to or greater than ten percent (10%) of the number of Conversion Shares and Additional Shares as of the trading day immediately preceding the date of the filing of such amendment and/or new Registration Statement, such amendment or new Registration Statement shall be declared effective by the Commission not later than 90 calendar days after the filing date thereof; provided, however, that if the Commission reviews such amendment or new Registration Statement and provides comments thereon or on any document(s) incorporated by reference therein, and/or requires the Company to make modifications thereto or to any document(s) incorporated by reference therein, then this deadline shall be extended to 150 calendar days after the filing date. In the event that, after the Closing Date and before the Registration Statement is declared effective, the offices of the Commission are closed due to acts of God, war or terror, this deadline will be extended by a number of days equal to the days of any such closure.

(f) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. Subject to any elections made pursuant to Section 4(b), if (i) a Registration Statement covering all of the Registrable Securities (together, the “Delay Payment Securities”) required to be covered by such Registration Statement is not filed with the Commission on or before the Filing Deadline or is not declared effective by the Commission on or before the Effectiveness Deadline, (ii) a Registration Statement covering all of the Delay Payment Securities required to be covered thereby, as described in Section 2(e) of this Agreement, is not filed with the Commission on or before the deadline described in Section 2(e) of this Agreement or is not declared effective by the Commission on or before the deadline described in Section 2(e) of this Agreement, (iii) the Company does not, within 5 Business

Days after the receipt by the Company of a “no review” letter from the Commission, request that the Commission declare a Registration Statement effective, when the Company is not otherwise prevented from having a registration statement declared effective (iv) on any day after such Registration Statement has been declared effective by the Commission, sales of all of the Delay Payment Securities required to be included on such Registration Statement cannot be made as a matter of law (other than during an Allowable Grace Period (as defined in Section 3(o) of this Agreement)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock), or (v) a Grace Period (as defined in Section 3(o) of this Agreement) exceeds the length of an Allowable Grace Period (each of the items described in clauses (i) through (v) above shall be referred to as a “Registration Delay”), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Delay, an amount in cash equal to the product of (i) the aggregate purchase price paid for the Note held by such holder multiplied by (ii) the product of (I) the percentage determined by dividing (A) the Applicable Percentage by (B) 360, multiplied by (II) the sum of (x) the number of Business Days (including any partial days) after the Filing Deadline or the deadline described in Section 2(e) of this Agreement, as applicable, that the Registration Statement is not filed with the Commission, plus (y) the number of Business Days (including any partial days) after the Effectiveness Deadline or the deadline described in Section 2(e) of this Agreement that the Registration Statement is not declared effective by the Commission, plus (z) after the Registration Statement has been declared effective by the Commission, the number of Business Days (including any partial days) that such Registration Statement is not available (other than during an Allowable Grace Period) for the sale of all the Delay Payment Securities. The “Applicable Percentage” shall mean (A) for periods that only include Business Days on or before the day that is 60 days after the commencement of a Registration Delay, eight-tenths percent (0.8%), (B) for periods that only include days after the date that is 60 days after the commencement of a Registration Delay, one and two-tenths percent (1.2%) and (C) for periods that include days both before and after the date that is 60 days after the commencement of a Registration Delay, a percentage equal to a fraction, the numerator of which shall be the sum of (i) the number of days in such period that are on or before the date that is 60 days after the commencement of such Registration Delay multiplied by eight-tenths percent (0.8%) and (ii) the number of days in such period that are after the date that is 60 days after the commencement of such Registration Delay multiplied by one and two-tenths percent (1.2%) and the denominator of which shall be the total number of days comprising such period. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Registration Delay Payments.” The Registration Delay Payments shall be paid in cash on the earlier of (A) the second Business Day of the calendar month following the calendar month during which such Registration Delay Payments are incurred and (B) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and six-tenths percent (1.6%) per month (prorated for partial months) until paid in full. In no event shall (a) the Applicable Percentage exceed 1.2% or (b) the Registration Delay Payments exceed ten percent (10%) of the initial aggregate purchase price paid for the Notes for all Registration Delays. Buyer further acknowledges and agrees that the payment by the Company of Registration Delay Payments shall be subject to the terms of that certain Subordination Agreement, dated as of January 12, 2007 by and among U.S. Bank National Association (the “Trustee”), the Company and Pfizer Inc., as the same may be amended, supplemented or otherwise modified from time to time.

For avoidance of doubt, if the Company fails to register the resale of only a portion of the Notes, Additional Shares and/or Conversion Shares required to be registered, then any Registration Delay Payment accruing as a result of such Registration Delay shall be payable only with respect to such portion, determined on a pro rata basis with reference to the total amount of Notes, Additional Shares and Conversion Shares required to be registered.

SECTION 3. Related Obligations At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 2(a), 2(d) or 2(e) of this Agreement, in connection with its obligations with respect to the Registration Statement, the Company shall have the following obligations:

(a) The Company shall, subject to the terms of this Agreement, use commercially reasonable efforts to keep each Registration Statement effective pursuant to Rule 415 at all times during the period from the date it is initially declared effective until the earliest of (i) the second anniversary of the date such Registration Statement is filed, (ii) the date as of which all of the Investors (other than any Investors who are “affiliates” of the Company as such term is used in Rule 144(k) promulgated under the Securities Act) may sell all of the Registrable Securities covered by the Registration Statement without restriction pursuant to Rule 144 (or the successor rule thereto) promulgated under the Securities Act, (iii) the date on which all Registrable Securities covered by that Registration Statement have been transferred under Rule 144 under circumstances in which any legend borne by such Registrable Securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed, or have been sold pursuant to a Registration Statement (the “Registration Period”). Each Registration Statement, as of its filing and effective dates and each day thereafter (including all amendments or supplements thereto, as of their respective filing and effective dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the prospectus contained in such Registration Statement, as of its filing date and each day thereafter (including all amendments and supplements thereto, as of their respective filing dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) Subject to Section 3(o) of this Agreement, the Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 (or any successor rule thereto) promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period (except during an Allowable Grace Period), and, during such period, comply with the provisions of the Securities

Act as may be related to the Registration Statement. In the case of amendments and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute (the “Exchange Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement and prospectus.

(c) The Company shall permit Legal Counsel, or if no Legal Counsel shall have been chosen by the Investors, the Investors and their respective legal counsel, to review and provide written comment upon each Registration Statement, prospectus and all amendments and supplements thereto at least three (3) Business Days prior to their filing with the Commission. The Company shall furnish to the Investors and Legal Counsel, without charge, (i) promptly after receipt of such correspondence, upon request, copies of all correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to each Registration Statement, prospectus and all amendments and supplements thereto, (ii) promptly after the same is prepared and filed with the Commission, upon request, one (1) copy of each Registration Statement, prospectus and all amendments and supplements thereto, including all exhibits related thereto and (ii) promptly upon the effectiveness of each Registration Statement and each amendment and supplement thereto, one (1) copy of the prospectus included in each such Registration Statement and all amendments and supplements thereto. The Company agrees that it will, and it will cause its counsel to, consider in good faith any comments or objections from Legal Counsel, or if no Legal Counsel shall have been selected, the Investors and their respective legal counsel, as to the form or content of each Registration Statement, prospectus and all amendments or supplements thereto or any written communications with the Commission or the staff of the Commission concerning a Registration Statement, prospectus or any amendment or supplement thereto including, without limitation, a request for acceleration of the effectiveness of each Registration Statement, prospectus and all amendments or supplements thereto. The Company shall submit to the Commission, within five (5) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request; provided however, the Company may delay the submission of the request for acceleration (or delay the effectiveness of such Registration Statement) for up to thirty (30) days if the Company has material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Company after consulting with outside counsel, in the best interests of the Company; provided, further however, that any delay by the Company in accordance with this sentence shall not affect the entitlement of a holder to any Registration Delay Payment determined in accordance with Section 2(f).

(d) The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge to such Investor, (i) promptly after the same is prepared and filed with the Commission, at least one copy of such Registration Statement and all amendments and supplements thereto, including all exhibits and financial statements and each preliminary prospectus, (ii) upon the effectiveness of each Registration Statement, such number of copies of the prospectus included in such Registration Statement and all amendments and supplements thereto as such Investor may reasonably request, and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(e) Subject to Section 3(o) of this Agreement, and excluding any Registrable Securities held by Investors electing to exclude their Registrable Securities from the Registration Statement under Section 4(b), the Company shall use commercially reasonable efforts to (i) promptly register and qualify, unless an exemption from registration and qualification applies, the resale of the Registrable Securities under such other securities or “blue sky” laws of all applicable jurisdictions in the United States as any holder of Registrable Securities reasonably requests in writing, (ii) promptly prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) promptly take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) promptly take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such jurisdiction, except in such jurisdictions where the Company is subject to service of process without regard to this Agreement. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

(f) Notwithstanding anything to the contrary set forth herein, as promptly as practicable after becoming aware of such event, the Company shall notify each Investor and Legal Counsel in writing of the happening of any event, as a result of which (i) an effective Registration Statement or any amendment or supplement thereto, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the prospectus related to such Registration Statement or any amendment or supplement thereto includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material nonpublic information), and, subject to Section 3(o) of this Agreement, promptly prepare a supplement or amendment to such Registration Statement and prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor and Legal Counsel as such Investor or Legal Counsel may reasonably request.

The Company shall also promptly notify each Investor and Legal Counsel in writing (i) when a prospectus and each prospectus supplement or amendment thereto has been filed, and when a Registration Statement and each amendment (including post-effective amendments) and supplement thereto has been declared effective by the Commission (notification of such effectiveness shall be delivered to each Investor and Legal Counsel by facsimile not later than one (1) Business Day after the day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information or of receipt by the Company of any stop order from the Commission relating to a Registration Statement, (iii) when the financial statements included in a Registration Statement or related prospectus no longer satisfy the requirements of such Registration Statement or prospectus, and (iv) of the Company’s reasonable determination that an amendment (including any post-effective amendment) or supplement to a Registration Statement or prospectus would be appropriate (subject to Section 3(o) hereof).

(g) Subject to Section 3(o) of this Agreement, the Company shall use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, and (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Securities and Legal Counsel of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(h) If any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter, at the request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(i) If any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter, upon the written request of such Investor in connection with such Investor’s due diligence requirements, if any, the Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with United States federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, prospectus or any amendment or supplement thereto, (iii) the release of such information is ordered pursuant to a subpoena or other, final, non appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, unless ordered by the Commission or other governmental authority not to do so, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) The Company shall use commercially reasonable efforts to cause all the Conversion Shares and Additional Shares to be listed on each securities exchange or automatic quotation system on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Conversion Shares and Additional Shares is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

(l) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Registrable Securities, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner;

(m) In connection with any sale or transfer of Registrable Securities pursuant to a Registration Statement, the Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and, registered in such names as the Investors may request.

(n) If requested by an Investor, the Company shall promptly, but in no event later than fifteen (15) days’ after the receipt of notice from such Investor (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor provides in writing and reasonably requests to be included therein relating to the sale and distribution of the Registrable Securities, including without limitation, the name of any transferee of a selling stockholder, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefore and any other terms of the offering of the Registrable Securities to be sold in such offering, (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

(o) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities in the United States.

(p) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.

(q) The Company shall comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(r) Within one (1) Business Day after a Registration Statement is ordered effective by the Commission, the Company will so notify the transfer agent for the Registrable Securities and the Investors whose Registrable Securities are included in the Registration Statement.

(s) Notwithstanding anything to the contrary herein, at any time after a Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Company, in the best interests of the Company (a “Grace Period”); provided, however, the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to the Investors) or the need to file a post-effective amendment, as applicable, and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; provided further, that no single Grace Period shall exceed thirty (30) consecutive days, and during any three hundred sixty-five (365)

day period, the aggregate of all of the Grace Periods shall not exceed an aggregate of sixty (60) days and the first day of any Grace Period must be at least ten (10) trading days after the last day of any prior Grace Period (each Grace Period complying with this provision being an “Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Investors receive the notice referred to in clause (i) above and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) above and the date referred to in such notice; provided, however, that no Grace Period shall be longer than an Allowable Grace Period. The provisions of Section 3(g) of this Agreement shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) of this Agreement with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

SECTION 4. Obligations Of The Investors

(a) At least three (3) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Each Investor shall promptly notify the Company of any material change with respect to such information previously provided to the Company by such Investor.

(b) Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement, in which case, such Investor does not need to so cooperate with the Company.

(c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or 3(o) of this Agreement or the first sentence of Section 3(f) of this Agreement, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statements covering such Registrable Securities until such Investor’s receipt of the copies of the amended or supplemented prospectus contemplated by Section 3(g) of this Agreement or the first sentence of Section 3(f) of this Agreement or receipt of notice that no amendment or supplement is required and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice (other than a single file copy, which such Investor may keep) in such Investor’s possession. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a binding contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.

SECTION 5. Expenses Of Registration All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, transfer agent fees and fees and disbursements of counsel for the Company, shall be paid by the Company. The Company shall pay all fees and disbursements relating to the qualification of the Indenture under the TIA. The Company shall also reimburse the Investors for the reasonable fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement, which amount shall be limited to Ten Thousand United States Dollars ($10,000) for each Registration Statement. The Company shall pay all of the Investors’ reasonable costs (including fees and disbursements of Legal Counsel) incurred in connection with the successful enforcement of the Investors’ rights under this Agreement.

SECTION 6. Indemnification In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment (including post-effective amendments) or supplement thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which the Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if any) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c) of this Agreement, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) and the agreement with respect to contribution contained in Section 7 of this Agreement: (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in strict conformity with information furnished in writing to the Company by such Indemnified Person or its legal counsel expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d) of this Agreement; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 of this Agreement.

(b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a) of this Agreement, the Company, each of its directors, each of its officers who signs the Registration Statement, its agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claims or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor or its legal counsel expressly for use in connection with such Registration Statement and, subject to Section 6(c) of this Agreement, such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnification agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 of this Agreement shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, that the Investor shall be liable under this Section 6(b) for only that amount of the Claims and Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities giving rise to such liability. Such indemnification agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 of this Agreement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c) Promptly after an Indemnified Person or Indemnified Party under this Section 6 has knowledge of any Claim as to which such Indemnified Person or Indemnified Party reasonably believes indemnity may be sought or promptly after such Indemnified Person or Indemnified Party receives notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of such Claim, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided, further, that the indemnifying party shall not be responsible for the reasonable fees and expense of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party. In the case of an Indemnified Person, the legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least 66 2/3% of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a full release from all liability in respect to such Claim and action and proceeding, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. After indemnification as provided for under this Agreement, the rights of the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified

Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party as provided in this Agreement shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(f) The indemnification agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

SECTION 7. Contribution To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 of this Agreement to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to Section 6 or this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation. The provisions of this Section 7 shall remain in full force and effect, regardless of the investigation made by or on behalf of the beneficiaries of this Section 7 and shall survive the transfer of Registrable Securities by the Investors pursuant to Section 9 of this Agreement.

SECTION 8. Reporting

(a) Reports Under the Securities Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), for so long as Registrable Securities remain outstanding the Company shall use commercially reasonable efforts to:

(1) make and keep public information available, as those terms are understood and defined in Rule 144;

(2) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(3) furnish to each Investor, so long as such Investor owns Registrable Securities, promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, (C) the information required by Rule 144A(d)(4) (or any successor rule) under the Securities Act, and (D) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

(b) Rule 144A Information. The Company covenants that it shall use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner so long as the Registrable Securities remain outstanding. If at any time the Company is not required to file such reports, it will, upon request of any Investor or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A. The Company further covenants that, for as long as any Registrable Securities remain outstanding, it will take such further action as any Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the written request of any Holder of Transfer Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

SECTION 9. Assignment of Registration Rights The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such rights are being transferred or assigned; (iii) immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the obligations of an Investor under this Agreement; (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, the Indenture and the Notes; and (vi) such transfer shall have been conducted in accordance with all applicable federal and state securities laws.

SECTION 10. Amendment of Registration Rights Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

SECTION 11. Miscellaneous A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (evidenced by mechanically or electronically generated receipt by the sender’s facsimile machine); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Monogram Biosciences Inc.
345 Oyster Point Boulevard
South San Francisco, California 94080

Attention: Chief Executive Officer
Facsimile No: +1 650-635-1111

with a copy to:Attention: General Counsel
Facsimile No.: +1 650-635-1111

If to Legal Counsel:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.

If to the Buyer,

Highbridge International LLC
c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, New York 10019
Attention: Ari J. Storch
Adam J. Chill
Facsimile: (212) 751-0755
Telephone: (212) 287-4720

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) This Agreement, the Securities Purchase Agreement, the Indenture and the Notes and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement, the Indenture and the Notes supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f) Subject to the requirements of Section 9 of this Agreement, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

(k) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(l) The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

“COMPANY”

MONOGRAM BIOSCIENCES, INC.

By:	/s/ William D. Young
Its:	Chief Executive Officer

“BUYER”

HIGHBRIDGE INTERNATIONAL LLC

	By:	HIGHBRIDGE CAPITAL MANAGEMENT, LLC

	By:	/s/ Adam J. Chill
Adam J. Chill, Managing Director

Exhibit A

SELLING SECURITYHOLDERS

The notes and shares of common stock issuable upon conversion of the notes that may be offered pursuant to this prospectus will be offered by the selling securityholders. For additional information regarding the issuance of those notes and the shares of common stock issuable upon conversion of the notes, see “Private Placement of Convertible Notes” above. We are registering the notes and shares of common stock issuable upon conversion of the notes in order to permit the selling stockholders to offer the notes and the shares of common stock issuable upon conversion of the notes for resale from time to time. Except for the ownership of the notes issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The following table sets forth the selling securityholders and other information regarding the beneficial ownership of the shares of common stock and notes by each of the selling securityholders. The second column lists the principal amount of notes beneficially owned by each selling securityholder as of             , 200_. The third column lists the number of shares of common stock beneficially owned by each selling securityholder, based on its ownership of the notes, as of             , 200_, assuming conversion of all notes held by the selling securityholders on that date, without regard to any limitations on conversions.

The fourth column lists the notes being offered by this prospectus by each selling securityholder. The fifth column lists the shares of common stock being offered by this prospectus by each selling securityholder.

In accordance with the terms of a registration rights agreement among the Company and the selling securityholders, this prospectus generally covers the resale of the notes and the number of shares of common stock issued or issuable upon conversion of the notes as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the conversion price of the notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The sixth column assumes the sale of all of the notes offered by the selling securityholders pursuant to this prospectus. The seventh column assumes the sale of all of the shares of common stock offered by the selling securityholders pursuant to this prospectus.

Under the terms of the notes, a selling securityholder may not convert the notes to the extent such conversion would cause such selling securityholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of the notes which have not been converted. The number of shares in the fourth column does not reflect this limitation. The selling securityholders may sell all, some or none of their notes or shares of common stock issuable upon conversion of the notes in this offering. See “Plan of Distribution.”

Name of Selling Securityholder	Principal Amount at Maturity of Notes Beneficially Owned Prior to Offering	Number of Shares Owned Prior to Offering	Maximum Number of Notes to be Sold Pursuant to this Prospectus	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Notes Owned After Offering	Number of Shares Owned After Offering
Highbridge International LLC (1)						0

(1)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaim beneficial ownership of the securities held by Highbridge International LLC.

PLAN OF DISTRIBUTION

We are registering the notes and the shares of common stock issuable upon conversion of the notes to permit the resale of these notes and shares of common stock by the holders of the notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the notes and shares of common stock issuable upon conversion of the notes. We will bear all fees and expenses incident to our obligation to register the notes and shares of common stock issuable upon conversion of the notes.

The selling securityholders may sell all or a portion of the notes or shares of common stock issuable upon conversion of the notes beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the notes or shares of common stock issuable upon conversion of the notes are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The notes and shares of common stock issuable upon conversion of the notes may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling notes or common stock issuable upon conversion of the notes to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the notes or such common stock, as applicable, for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock issuable upon conversion of the notes or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock issuable upon conversion of the notes in the course of hedging in positions they assume. The selling securityholders may also sell shares of common stock issuable upon conversion of the notes short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge the notes or shares of common stock issuable upon conversion of the notes to broker-dealers that in turn may sell such shares.

The selling securityholders may pledge or grant a security interest in some or all of the notes or shares of common stock issuable upon conversion of the notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the notes and shares of common stock issuable upon conversion of the notes from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the notes and shares of common stock issuable upon conversion of the notes in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer participating in the distribution of the notes and shares of common stock issuable upon conversion of the notes may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the notes or shares of common stock issuable upon conversion of the notes is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of notes or shares of common stock issuable upon conversion of the notes being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the notes and shares of common stock issuable upon conversion of the notes may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the notes and shares of common stock issuable upon conversion of the notes may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the notes and shares of common stock issuable upon conversion of the notes registered pursuant to the registration statement, of which this prospectus forms a part.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the notes and shares of common stock issuable upon conversion of the notes by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the notes and shares of common stock issuable upon conversion of the notes to engage in market-making activities with respect to the notes or shares of common stock issuable upon conversion of the notes. All of the foregoing may affect the marketability of the notes or shares of common stock issuable upon conversion of the notes and the ability of any person or entity to engage in market-making activities with respect to the notes and shares of common stock issuable upon conversion of the notes.

We will pay all expenses of the registration of the notes and the underlying shares of common stock pursuant to the registration rights agreement, estimated to be $[        ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the notes and shares of common stock issuable upon conversion of the notes will be freely tradable in the hands of persons other than our affiliates.